As filed with the Securities and Exchange Commission on February 6, 1996

                                                             File No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           WHITESTONE INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)

         Delaware                                               75-2228828
   (State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

         702 Marshall Street
         Redwood City, California                                 94063
(Address of principal executive offices)                        (Zip Code)


                             ----------------------

                CONSULTING AGREEMENT WITH HAYDEN FINANCIAL CORP.
                            (Full title of the plan)

                             ----------------------

                                    Donald Yu
                         702 Marshall Street, Suite 500
                             Redwood City, CA 94063
                                  (415)364-7030
                     (Name and address of agent for service)

                                    Copy to:

                              James Schneider, Esq.
                               Gayle Coleman, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                                 (305) 763-1200

                             ----------------------

                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                       Proposed    Proposed
                                       maximum     maximum
                                       offering    aggregate    Amount of
Title of securities   Amount to be     price per   offering   registration
 to be registered     registered(1)    share(1)    price(1)      fee (1)
===============================================================================
Common Stock
($.0001 par value)   250,000 shares     $3.82      $955,000      $329.31

===============================================================================
(1) Pursuant to Rule 457(h) and Rule 457(c), the maximum offering price was calculated based upon the average of the bid and asked price of the Registrant's Common Stock in the over-the- counter market on January 31, 1996, but giving effect to the one for ten (1:10) that was effective on February 2, 1996.

                           WHITESTONE INDUSTRIES, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(B) OF REGULATION S-K

                  FORM S-8 ITEM NUMBER
                      AND CAPTION                                      CAPTION IN PROSPECTUS
                  --------------------                                 ---------------------
 1.      Forepart of Registration State-                               Facing Page of Registration
         ment and Outside Front Cover                                  Statement and Cover Page of
         Page of Prospectus                                            Prospectus

 2.      Inside Front and Outside Back                                 Inside Cover Page of Pro-
         Cover Pages of Prospectus                                     spectus and Outside Cover
                                                                       Page of Prospectus

 3.      Summary Information, Risk Fac-                                Not Applicable
         tors and Ratio of Earnings to
         Fixed Charges

 4.      Use of Proceeds                                               Not Applicable

 5.      Determination of Offering Price                               Not Applicable

 6.      Dilution                                                      Not Applicable

 7.      Selling Security Holders                                      Sales by Selling Security
                                                                       Holders

 8.      Plan of Distribution                                          Cover Page of Prospectus
                                                                       and Sales by Selling
                                                                       Security Holders

 9.      Description of Securities to be                               Description of Securities;
         Registered                                                    Consulting Agreement

10.      Interests of Named Experts and                                Legal Matters
         Counsel

11.      Material Changes                                              Not Applicable

12.      Incorporation of Certain Infor-                               Incorporation of Certain
         mation by Reference                                           Documents by Reference

13.      Disclosure of Commission Posi-                                Indemnification of Direc-
         tion on Indemnification for                                   tors and Officers; Under-
         Securities Act Liabilities                                    takings

PROSPECTUS

                           WHITESTONE INDUSTRIES, INC.

                         250,000 SHARES OF COMMON STOCK

                               ($.0001 PAR VALUE)

                 Issued Pursuant to a Consulting Agreement with
                 Hayden Financial Corp After Giving Effect to a
           1 for 10 Reverse Stock Split of the Company's Common Stock

     This Prospectus is part of a Registration Statement which registers an aggregate 250,000 shares of Common Stock, $.0001 par value (the "Common Stock") of Whitestone Industries, Inc. (the "Company") which have been issued to Hayden Financial Corp. (the "Consultant"), a consultant to the Company, pursuant to a written Consulting Agreement dated December 8, 1995, as amended ("Consulting Agreement") providing for the issuance of 250,000 shares of Common Stock. The 250,000 shares of Common Stock are referred to as the "Consultant Shares" and the number of Consultant Shares are calculated based upon a 1 for 10 Reverse Stock Split of the Company's Common Stock which was effective on February 2, 1996. The Consultant Shares will be issued in the name of the Consultant. Such selling stockholder in relation to the sale of the Shares may hereinafter sometimes be referred to as the "Selling Security Holder." All of the Consultant Shares are being issued to the Selling Security Holder pursuant to two separate written compensation contracts. The Company has been advised by the Selling Security Holder that it may sell all or a portion of the shares of Consultant Shares from time to time in the over-the-counter market in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

         No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Consultant Shares issuable under the terms of the Agreements shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                 The date of this Prospectus is February 6, 1996

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded in the over-the-counter market on the OTC Bulletin Board under the symbol "WHSN."

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 250,000 shares of the Company's Common Stock, to be issued to a consultant of the Company pursuant to the Consulting Agreement. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994; and

         2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995.

         3. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995.

         4. The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995.

         All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Whitestone Industries, Inc., 702 Marshall Street, Redwood City, California 94063; Telephone number (415)364-7030.

                                   THE COMPANY

         Whitestone Industries, Inc. (the "Company") was organized under the laws of the State of Delaware on April 19, 1988 under the name Fortunistics Inc. The Company originally engaged in the acquisition and development of oil and gas properties, interests and production and the sale and disposition of such properties, interests and production. The Company began operations in 1993 and since that time, the Company's drilling activities were limited to small workovers on existing wells. Subsequently, the Company disposed of all of its interest in its oil and gas properties.

         On December 7, 1995, the Company, Whitestone Group, Ltd., a British Virgin Islands limited partnership organized under the laws of British Virgin Islands ("WGL"), Golden Bear Entertainment Corporation, a California corporation ("GBEC"), and Donald Yu, ("Yu") entered into a Stock Purchase and Exchange Agreement (the "Agreement"). Pursuant to the Agreement, WGL contributed back to the Company its right and interest in 6,700,000 shares of its 8,700,000 shares of WII Common Stock, in exchange for the Company's interest in certain securities. Prior to December 7, 1995, WGL owned approximately 64.2% of the outstanding capital stock interest of the Company. Upon consummation of the transaction, WGL owned approximately 5.9% of the outstanding capital stock interest of the Company.

         Pursuant to the Agreement, the Company acquired all of the capital stock of GBEC in exchange for the distribution to Mr. Yu, the sole stockholder of GBEC, of (i) 3,200,000 shares of restricted common stock of the Company and
(ii) 500,000 shares of newly issued shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") that are convertible into 24,000,000 shares of Common Stock of the Company. At that time, the Common Stock and the Series A Preferred Stock issued to Mr. Yu represents approximately 79.89% of the outstanding capital stock interest of the Company.

         On January 23, 1996, Mr. Yu converted 400,000 of his 500,000 shares of Preferred Stock into 19,200,000 shares of Common Stock (pre-split or 1,920,000 shares of Common Stock post-split), however, these shares of Common Stock shall not be issued to Mr. Yu until the effective date of the reverse stock split of the Company's Common Stock, which was effective on February 2, 1996. On
January 28, 1996, the Board of Directors of the Company and the Majority Shareholder of the Company amended the Statement of Designation for the Series A Preferred Stock to provide that as of January 28, 1996, the number of Common Stock into which the Series A Preferred Stock may be converted would not be affected by the reverse stock split. Thus, Mr. Yu would be entitled to convert his remaining 100,000 shares of Series A Preferred Stock into 4,800,000 shares of Common Stock.

         GBEC, which is now a wholly-owned subsidiary of the Company and the only asset of the Company, is a newly organized California corporation that intends to manufacture, develop, market and sell certain video and interactive games. The products are intended to be both educational and interactive and will be designed to appeal to parents' concerns for education as well as fun for children. It is GBEC's intent to focus its efforts in two major areas: interactive products and communications. GBEC owns certain intellectual property rights to four toys that are being developed by the Company. It also has the exclusive worldwide licensing rights to use, make or have made and sell two additional electronic toys.

                              CONSULTING AGREEMENT

GENERAL

         On December 8, 1995, the Company entered into a Consulting Agreement with Hayden Financial Corporation to which the Company agreed to issue to the Consultant 250,000 shares of Common Stock of the Company (post-split) in consideration for certain consulting services to be provided to the Company over an anticipated one year period commencing as of the date of Consulting Agreement
1. Initial services relative to the performance under Consulting Agreement has already commenced. Under the terms of Consulting Agreement, the Consultant is to provide the following consulting services on behalf of the Company (i) identification, evaluation, structure, negotiation and closing of business acquisitions, consolidations, mergers and strategic alliances; and (ii) technical and analytical consulting concerning management, marketing, corporate organization and structure, and expansion of services. The Consultant is a Florida corporation whose sole shareholder, director, and officer is Robert Gartzman. For the initial phase of the Agreement, Mr. Gartzman intends to spend a predominant amount of his time in his duties for the Company.

FEDERAL INCOME TAX EFFECTS

         The following discussion applies to the Consultant Shares issued under the Consulting Agreement and is based on federal income tax laws and regulations in effect on December 31, 1995. In connection with the issuance of Consultant Shares as compensation payable to the Consultant under the Consulting Agreement, the Consultant must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which the Consultant's beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Consultant Shares received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the Consultant are treated as transferable if and when the Consultant can sell, assign, pledge or otherwise transfer any interest in the Consultant Shares to any person. Inasmuch as the Consultant would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Consultant Shares, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the Consultant would be obligated to include in gross income the fair market value of the Consultant Shares received once the conditions to receipt of the Consultant Shares are satisfied.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of any shares of Common Stock acquired upon the exercise of the Options must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option or warrant, he would generally be required to pay to the Company any "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all option exercises from being treated as purchases and, instead, treats a option grant as a purchase of the underlying security, which grant/purchase may be matched with any sale of the underlying security within six months of the date of grant.

                        SALES BY SELLING SECURITY HOLDER

         The following table sets forth the name of the Selling Security Holder, the amount of shares of Common Stock held directly or indirectly, the maximum amount of shares of Common Stock to be offered by the Selling Security Holder, the amount of Common Stock to be owned by the Selling Security Holder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holder following completion of such offering (based on 18,744,239 shares of Common Stock of the Company outstanding at January 30, 1996).
                                                                PERCENTAGE
                                                SHARES TO BE    TO BE OWNED
NAME OF SELLING      NUMBER OF     SHARES TO    OWNED AFTER       AFTER
SECURITY HOLDER    SHARES OWNED    BE OFFERED     OFFERING       OFFERING
---------------    ------------    ----------   ------------    ------------
Hayden Financial
Corp.                250,000        250,000         -0-            --


                            DESCRIPTION OF SECURITIES

         The Company is currently authorized to issue up to 20,000,000,000 shares of Common Stock, $.0001 par value, of which 18,744,239 shares were outstanding as of January 30, 1996. The Company is also authorized to issue up to 1,000,000 shares of Preferred Stock, $.01 par value, of which 100,000 shares are issued or outstanding as of January 30, 1996.

COMMON STOCK

         Subject to the dividend rights of the holders of preferred stock, upon any subsequent authorization thereof, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of preferred stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

         Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The By-Laws of the Company require that only one-third of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

PREFERRED STOCK

         On December 6, 1995, the Company designated 500,000 shares of its Preferred Stock, par value $.01, as "Series A Convertible Voting Preferred Stock" (the "Series A Preferred Stock"). The Series A Preferred Stock has no dividend or preemptive rights and is not be subject to a right of redemption on the part of the Company at any time.

         Holders of the Series A Preferred Stock have the right, at their option, to convert each share of Series A Preferred Stock into Common Stock, calculated as to each conversion to the nearest share at any time at a conversion ratio of forty-eight (48) shares of the Common Stock for each share of Series A Preferred Stock. No fractional share or scrip representing a fractional share will be issued upon conversion of the Series A Preferred Stock. Through January 27, 1996, in the event of any reclassification, merger, consolidation or change of shares of the Series A Preferred Stock and/or the Common Stock, the Company shall make adjustments to the conversion ratio which shall be as nearly equivalent to that stated above as may be practical. Subsequent to January 28, 1996, no adjustments to the conversion ratio would occur in the event of a reverse stock split of the Common Stock.

                  The Series A Preferred Stock shall be automatically converted into shares of the Company's Common Stock at such time as the Company amends its Certificate of Incorporation to increase its authorized Common Stock to permit the conversion of the Series A Preferred Stock into shares of Common Stock. The Company agrees expeditiously to secure approval of its stockholders for such amendment to its Certificate of Incorporation.

                  The Series A Preferred Stock is currently subject adjustment in certain events, including (i) the issuance of capital stock as a dividend or distribution on Common Stock, (ii) subdivision, combinations, reverse stock splits and reclassification of the Common Stock, (iii) the fixing of a record date for the issuance to all holders of Common Stock of rights or warrants entitling them (for a period expiring within 45 days of such record date) to subscribe for Common Stock and (iv) the fixing of a record date for the distribution to all holders of Common Stock of evidence of indebtedness or assets (other than cash dividends) of the Company's or subscription rights or warrants (other than those referred to above).

         In addition to any voting rights provided by law, each share of the Series A Preferred Stock shall be entitled to 48 votes on all matters submitted to a vote of the stockholders of the Company. Unless the vote or consent of the holders of a greater number of shares is required by law, the consent of the holders of at least a majority of all of the Series A Preferred Stock at the time outstanding shall be necessary to change, alter or revoke the rights and preferences conferred on the Series A Preferred Stock by the Certificate of Incorporation or these resolutions or to adopt any amendment to the Certificate of Incorporation materially adversely affecting the rights of the holders of the Series A Preferred Stock.

         In the event of the liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock shall be entitled to receive, after due payment or provision for payment for the debts and other liabilities of the Company, a liquidating distribution before any distribution may be made to holders of Common Stock of the Company. The holders of the Series A Preferred Stock outstanding shall be entitled to receive an amount equal to the greater of $.01 per share, or the liquidation payment per share of Common Stock multiplied by a factor of 48, plus declared dividends to the date of the final distribution, whether or not such liquidation, dissolution or winding up is voluntary or involuntary on the part of the Company. Any shares of the Series A Preferred Stock which at any time have been redeemed or converted, shall, after such redemption or conversion, be automatically retired and shall have the status of authorized but unissued shares of Preferred Stock, without designation as to class or series, until such shares are once more designated as part of a particular class or series by the Board of Directors.

OVER-THE-COUNTER MARKET

         The Company's Common Stock is traded on the over-the-counter market on the OTC Bulletin Board of NASDAQ under the symbol "WHSN."

TRANSFER AGENT

         The Company's Transfer Agent is Securities Transfer Corporation whose address is 16910 Dallas Parkway, Suite 10, Dallas, Texas 75248.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by the Law Offices of Atlas, Pearlman, Trop & Borkson, P.A.

                                     EXPERTS

         The financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994 have been audited by Feldman Radin & Co., P.C., independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Feldman Radin & Co., P.C. pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Article X of the Articles of Incorporation of the Company provides as follows:

                  "The Corporation shall indemnify to the fullest extent permitted by Delaware Statute 145, as may be amended from time to time, any director or officer of the Corporation who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Corporation shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation."

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) through (f) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (3) the Registrant's effective registration statement on Form 10 or 30F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

                  (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

                  (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

                  (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

                  (f) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.           DESCRIPTION OF SECURITIES

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article X of the Articles of Incorporation of the Company provides as follows:

                  "The Corporation shall indemnify to the fullest extent permitted by Delaware Statute 145, as may be amended from time to time, any director or officer of the Corporation who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Corporation shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation."

         Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Inasmuch as the Consultants that received the Options of the Registrant were knowledgeable, sophisticated and had access to comprehensive information relevant to the Registrant, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the Consultants were required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Registrant except upon sale of the underlying shares of Common Stock pursuant to a registration statement.

Item 8.           EXHIBITS

EXHIBIT                             DESCRIPTION
-------                             -----------
(4)              Consulting Agreement between the Company and
                 Hayden Financial Corp. dated December 8, 1996.

(5)              Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
                 relating to the issuance of shares of securities pursuant to the above Consulting Agreement

(23.1) Consent of such counsel included in the opinion filed as exhibit (5) hereto

(23.2)           Consent of independent certified public
                 accountants

ITEM 9.           UNDERTAKINGS

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration

Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on the 5th day of February, 1996.

                                        WHITESTONE INDUSTRIES, INC.

                                        By:  /s/ DONALD YU
                                           ---------------------------------
                                                       Donald Yu
                                                     President and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE              TITLE                               DATE
         ---------              -----                               ----
/s/ DONALD YU             President, Principal                 February 5, 1996
-----------------------   Executive Officer,
    Donald Yu             Principal Financial
                          and Accounting Offi-
                          cer, Treasurer and
                          Director

/s/ GEORGE ESHOO          Director                             February 5, 1996
-----------------------
    George Eshoo